Exhibit 99.1

INTERACTIVE STRENGTH INC.

Interactive Strength, Inc. d/b/a FORME (Nasdaq: TRNR) to Acquire CLMBR, creating a High-growth, B2B Focused, Connected Fitness Platform

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The combined business is anticipated to generate more than $20 million in revenue in 2024 and be cash flow positive and adjusted EBITDA profitable potentially as early as the fourth quarter of 2024
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The combined business is expected to be driven primarily by B2B revenue supported by the acquired sales and distribution partnership with WOODWAY
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CLMBR shareholders to receive TRNR common equity with lock up until October 2024
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The transaction is expected to close in the fourth quarter of 2023

Austin, Texas - October 11, 2023 - Interactive Strength, Inc. d/b/a FORME (Nasdaq: TRNR), maker of premium smart home gyms and provider of virtual personal training services, today announced that it has entered into a definitive agreement to acquire substantially all of the assets of CLMBR, Inc., the maker of the first-to-market connected vertical climber.

Trent Ward, Co-Founder and CEO of FORME, said: “We believe this will be a transformational acquisition that can accelerate the Company’s commercialization path. Further, we believe the combination of these businesses can create tremendous value for all of our shareholders.” Ward continues, “We expect this transaction can help us achieve immediate scale across all of our cost centers, resulting in a high-growth, profitable platform that sells connected fitness equipment and digital fitness services across B2B and B2C channels.”

“Climbing is hands down the safest, most efficient and effective full-body strength and cardio workout,” said Avrum Elmakis, the Founder of CLMBR. “I have seen firsthand how incredible the fitness results are from climbing, and I believe the opportunity for the climbing modality is massive, having just scratched the service of the potential market in the past couple years. By joining forces with the very talented team at FORME, and gaining access to the public capital markets, we will be able to help more people and achieve the long-term vision for CLMBR of providing an accessible, low-impact and highly effective workout experience.”

Mr. Ward further remarked, “We are impressed with the business that Avrum and his team have created and are honored that he and his investors have chosen to partner with FORME. After selling thousands of the consumer version of the CLMBR machine over the past few years to a very engaged customer base, we have a shared vision to expand into the commercial and medical channels with the CLMBR 02, which started shipping this summer after almost a year of in-house testing, including implementing feedback from loyal customers in their Denver-based flagship group fitness location, Studio CLMBR. By partnering with WOODWAY for sales and distribution, we believe Avrum selected the best possible go-to-market option for CLMBR given WOODWAY’s experienced domestic and international sales teams and the brand’s reputation for the highest quality equipment in the industry.”

Eric Weber, WOODWAY’s Director of Sales and Marketing, stated, “We are blown away by the initial response from both our domestic and international customers and have not seen this level of excitement about a product since we introduced the CURVE treadmill in 2009. We believe CLMBR will be supplanting stair-steppers and elliptical machines on gym floors around the world due to its attractive price, small footprint and safe and efficient full-body workout."

“Commercial accounts have been a key area of demand for FORME and we believe that commercial distribution eventually leads to consumer demand as interacting with our products in person is such a great experience,” said Mr. Ward. “We are making deep inroads into the golf vertical as well, which is especially compelling to customers when delivering live 1:1 golf fitness training from Titleist Performance Institute certified trainers through the FORME Lift. We are looking forward to further penetrating this affluent and growing market with support from our new relationship with WOODWAY.”

Commenting on his perspective on M&A, Mr. Ward concluded, “Our executive team has significant experience with M&A from my decade in finance, to the numerous acquisitions that our CTO, Deepak Mulchandani, effected while at Peloton, and of course, to the roll-up story at XPO, from where our CFO, Mike Madigan, joined. This transaction is a great example of checking all the boxes – accretive financials driven by cost synergies, strategic benefits such as gaining a very strong route to market with WOODWAY and shifting the business to be primarily B2B, and a complementary product with an attractive patent portfolio. Of course, it is also critical to have a shared vision and the investors in CLMBR are investing fully alongside our shareholders as long-term supporters of the combined platform.”

FORME and CLMBR have executed a binding acquisition agreement and are proceeding towards closing the transaction as soon as all closing conditions are met by all parties involved, which is expected to be in the fourth quarter of 2023.

Transaction Highlights:

The pending acquisition is expected to yield several strategic and financial benefits, positioning the combined entity for further growth:

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Rationale
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Expected to provide immediate scale in all functions (Sales, Engineering, Logistics, Supply Chain, Corporate Overhead)
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Generates material and near-term cash flow for TRNR
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Diversifies revenue (products and channels), with significant growth in B2B channel
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Gaining strong B2B distribution partner in WOODWAY

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Projected financials
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Combined revenue in 2024 is expected to exceed $20 million
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Run-rate cash flow positive and adjusted EBITDA profitable potentially as early as the fourth quarter of 2024

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Valuation
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Enterprise Value of deal (not including earn-out potential) is $16.9 million
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Approximately 1x EV / Projected 2024 CLMBR revenue

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Between 2x and 4x EV / Projected 2024 CLMBR EBITDA, pro-forma for synergies

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Structure
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“Asset deal” (acquiring assets and specific liabilities, limiting unknown risks)
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Sellers are rolling all equity into TRNR and no cash is being taken “off the table”
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“Lock-up” on shares until the end of October 2024, which is the same as TRNR pre-IPO shareholders

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Consideration
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$6.0 million of TRNR common equity issued at transaction close
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Number of shares is determined by the VWAP for the ten days before the close of transaction, with min/max of $1.01 and $1.69 per share
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Earn-out potential for achieving certain levels of B2B unit sales in 2024, paid in TRNR common equity
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$1.5 million of subordinated debt assumed
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$9.4 million senior debt to be refinanced

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Timing
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Expected to close as early in the fourth quarter of 2023

TRNR Investor Contact

ir@formelife.com

TRNR Media Contact

forme@jacktaylorpr.com

About CLMBR, Inc.:

CLMBR is an innovative vertical climbing machine. It's the first vertical climber to feature a large-format touch display with on-demand, instructor-led classes. CLMBR's design is compact and easy to move – making it perfect for commercial or in-home use. The machine is beautiful with an open structural design that leaves the user's views unobstructed, supporting a natural athletic posture. It also offers the latest user interface technology and state-of-the-art companion app that provides on-demand climbing classes and displays key metrics to maximize the user's experience -- including vertical feet climbed, reach, and power. Unlike many traditional fitness machines, CLMBR offers an efficient and effective full-body strength and cardio workout. With its low impact and ergonomic movement, CLMBR is safe for most ages and levels of ability. CLMBR is available directly to consumers on CLMBR.com as well as businesses, including gyms and fitness studios, hotels, and physical therapy facilities. CLMBR was named a 2022 CES Innovation Award Honoree and one of “the 10 most innovative companies” by Fast Company.

About WOODWAY USA, Inc.:

Woodway is a state-of-the-art treadmill manufacturer specializing in custom, hand-built treadmills for over 40 years. With innovation and performance at its forefront, Woodway has been an industry leader for fitness training, medical rehabilitation, and the uppermost echelons of human performance. www.woodway.com

About FORME:

FORME is a digital fitness platform that combines premium smart home gyms with live virtual personal training and coaching to deliver an immersive experience and better outcomes for both consumers and trainers. FORME delivers an immersive and dynamic at-home fitness experience through two connected hardware products: 1. The FORME Studio (fitness mirror) and 2. The FORME Studio Lift (fitness mirror and cable-based digital resistance). The Studios uniquely transform to host a variety of workouts and activities, returning to an elegant, full-length mirror when not in use. In addition to the company’s connected fitness hardware products, FORME offers expert personal training and health coaching in different formats and price points through Video On-Demand, Custom Training, and Live 1:1 virtual personal training. FORME is listed on NASDAQ (symbol: TRNR).

Forward Looking Statements:

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “can,” “continue,” “design,” “anticipate,” “intend,” “expect,” “potential,” “proposed,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include but are not limited to the following: the anticipated impact and benefits of the potential transaction and expected timing thereof; the proposed terms of the potential transaction; the expectation that the potential transaction, if consummated, will accelerate FORME’s commercialization path, result in immediate scale across all functions and create a high-growth and profitable platform across B2B and B2C channels; the expectation that the combined business will be driven primarily by B2B revenue; internal management projections of the target and the potential impact on the Company’s results of operations (including with respect to the Company’s expectations that that 2024 combined gross revenues should exceed $20 million, that by the fourth quarter of 2024, the combined business is expected to be cash flow positive and to have positive adjusted EBITDA, and anticipated cost synergies; the Company’s belief that the transaction will be a transformational acquisition that accelerates its commercialization path and can create tremendous value for both groups of shareholders; the expectation that the transaction can help the Company achieve immediate scale across all cost centers and provide FORME and the target company with enhanced cross-selling opportunities and improved penetration into new end markets; the anticipated strategic and financial benefits of the potential transaction (including but not limited to positioning the combined entity for further growth, providing revenue diversification, immediate scale in all functions, and B2B opportunity); and the anticipated transaction consideration and components and structure thereof. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. These risk and uncertainties include, but are not limited to, the following: unanticipated costs and expenses associated with the Acquisition and the potential impact on our financial position; our ability to obtain required stockholder or regulatory approvals or required consents and the timing thereof; our ability to consummate the transaction or realize the anticipated benefits thereof in a timely manner or at all; our ability to achieve or maintain profitability; our future capital needs and ability to obtain additional financing to fund our operations; the growth rate, if any, of our business and revenue and our ability to manage any such growth; risks related to our subscription or any future revenue model; our limited operating history; our ability to continue as a “going concern”; our ability to compete successfully; fluctuations in our operating results and factors affecting the same; our reliance on sales of our Forme Studio equipment; our ability to sustain competitive pricing levels; the growth rate, if any, of our target markets and our industry; the ability of our customers to obtain financing to purchase our products; our ability to forecast demand for our products and services, anticipate consumer preferences, and manage our inventory; our ability to attract and retain members, personal trainers, health coaches, and fitness instructors; our ability to expand our commercial and corporate wellness business; unforeseen costs and potential liability in connection with our products and services; our dependence on third-party systems and services; and risks related to potential acquisitions, intellectual property, litigation, dependence on key personnel, privacy, cybersecurity, and other regulatory, tax, and accounting matters, and international operations, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements set forth in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this press release. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations, or the occurrence of unanticipated events, except to the extent required by law.